UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2016

CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA		30305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (404) 949-0700

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 22, 2016, Cumulus Media Inc. (the “Company”) announced the resignation, effective June 22, 2016, of Joseph P. Hannan, Senior Vice President, Treasurer and Chief Financial Officer, from all positions with the Company. In connection therewith, the Company also announced the appointment, effective July 1, 2016, of John Abbot as the Company’s Executive Vice President, Treasurer and Chief Financial Officer (principal financial and accounting officer).

Mr. Abbot, age 53, served as the Executive Vice President, Finance and Chief Financial Officer of Telx Holdings Inc., a leading provider of connectivity, colocation and cloud services in the data center industry, from January 2014 until December 2015. Prior thereto, he had served as the Executive Vice President and Chief Financial Officer of Insight Communications Company Inc., a cable television provider, since 2004.

In connection with Mr. Abbot’s appointment, the Company and Mr. Abbot have agreed to the terms of an employment agreement with him, to be dated and effective July 1, 2016 (the “Employment Agreement”). The Employment Agreement will have an initial term through July 1, 2019 and will contain a provision for automatic extensions for one-year periods thereafter, unless terminated in advance by either party in accordance with the terms thereof.

The Employment Agreement will provide that Mr. Abbot is entitled to an annual base salary of $750,000, subject to annual increase. The Employment Agreement will also provide that Mr. Abbot will be eligible for an annual cash bonus based upon achievement of performance criteria or goals set forth in an annual executive incentive plan (the “EIP”) proposed by the Chief Executive Officer to the compensation committee of the Company’s board of directors (the “Compensation Committee”) for its approval. Criteria and goals in the EIP may relate, without limitation, to Mr. Abbot, his various job duties, and/or the performance of the Company as a whole, as such criteria and goals are determined each year by the Chief Executive Officer. The annual cash bonus will be calculated as a percentage of Mr. Abbot’s base salary, with a target award opportunity of 75%, or a higher amount as determined by the Chief Executive Officer.

The Employment Agreement will also provide that Mr. Abbot will be entitled to receive an initial award of options to purchase 1,500,000 shares of the Company’s Class A common stock. 750,000 of such shares may be purchased at a price equal to the closing price of the Company’s Class A common stock on the date of grant, which will be July 1, 2016. Of the remaining 750,000 shares, (i) 250,000 may be purchased at a price of $1.00 per share, (ii) 250,000 may be purchased at a price of $2.00 per share, and (iii) 250,000 may be purchased at a price of $3.00 per share.

The Employment Agreement will provide that in the event the Company terminates Mr. Abbot’s employment without “cause” or if Mr. Abbot terminates his employment for “good reason” (as these terms will be defined in the Employment Agreement) during the term of the agreement (such event, a “Qualifying Termination”), subject to Mr. Abbot entering into a separation and release agreement with the Company (which shall include a non-disparagement commitment from Mr. Abbot), Mr. Abbot will be entitled to the following:

•	unpaid base salary, any earned and unpaid bonus payments with respect to a completed fiscal year, any amounts due to him under the Company’s employee benefit plans and any accrued and unpaid expenses (collectively, the “Accrued Amounts”);

•	a cash payment equal to the sum of his base salary and target annual bonus in effect immediately prior to the termination; and

•	reimbursement or direct payment (at the Company’s election) for 12 months of COBRA coverage, provided that Mr. Abbot remains eligible therefor, and provided further that such reimbursement or payment shall cease upon Mr. Abbot becoming entitled to receive a similar benefit from another employer.

In addition, the Employment Agreement will also provide that in the event a Qualifying Termination occurs within nine months following a change in control (as defined in the Employment Agreement) of the Company, 100% of Mr. Abbot’s then-outstanding equity awards to purchase shares of the Company’s Class A common stock will become immediately and fully vested.

The Employment Agreement will further provide that in the event Mr. Abbot’s employment is terminated by the Company for cause, Mr. Abbot terminates his employment without good reason, or his employment is terminated due to his death or disability, then the Company will only be obligated to pay him any Accrued Amounts.

The Employment Agreement will also contain customary restrictive covenants relating to, among other things, confidential Company information, with which Mr. Abbot has agreed to comply. In addition, during his employment and for 12 months following his termination, Mr. Abbot will be subject to compliance with non-compete and non-solicitation covenants to be set out in his Employment Agreement.

Mr. Abbot is not party to any transactions with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K of the Securities Exchange Act of 1934.

During the period from June 22, 2016 until July 1, 2016, Mr. Collin Jones, the Company’s Head of M&A, Corporate Development and Investor Relations, will also serve as the Company’s Acting Chief Financial Officer (principal financial officer and principal accounting officer). Mr. Jones, age 29, has served as Head of M&A, Corporate Development and Investor Relations since November 2011, and prior thereto was an associate in investment banking at Macquarie Capital (USA) Inc.

In connection with his resignation and the appointment of Mr. Abbot, Mr. Hannan has agreed to assist the Company during a transition period and to be available for additional assistance and cooperation for a period of up to nine months. In consideration for providing such assistance and cooperation, the Company will pay Mr. Hannan an aggregate of $413,000 for the transition period.

On June 22, 2016, the Company issued a press release announcing Mr. Hannan’s resignation and the appointment of Mr. Abbot. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(a)	Exhibits.

Number	Exhibit

99.1	Press release dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Richard S. Denning
	Name:	Richard S. Denning
	Title:	Senior Vice President, Secretary and General Counsel

Date: June 22, 2016

Exhibit Index

Number	Exhibit

99.1	Press release dated June 22, 2016

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